THIRD AMENDMENT TO CREDIT AGREEMENT


                  This Amendment is made as of the ____ day of June, 1996 by and between FIELDS AIRCRAFT SPARES INCORPORATED, a California corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

                  The Borrower and the Lender have entered into the Credit and Security Agreement dated as of February 9, 1995 and amended by the First Amendment to Credit Agreement dated November 21, 1995 and the Second Amendment to Credit Agreement dated February 29, 1996, (as amended, the "Credit Agreement").

                  The Borrower may request certain advances from the Lender from time to time pursuant to the Credit Agreement, and the Lender may, in its discretion, choose to make loans to the Borrower pursuant to the Credit Agreement. The Lender may demand repayment of the loans at any time pursuant to the terms of the Credit Agreement.

                  The loan advances under the Credit Agreement are evidenced by the Borrower's demand promissory note dated as of February 9, 1995, in the maximum principal amount of Ten Million Dollars ($10,000,000) and payable to the order of the Lender (the "Note").

                  All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents") and is guaranteed pursuant to the unconditional guaranties of the Corporate Guarantors defined therein and is further guaranteed pursuant to the validity guaranties of the Individual Validity Guarantors (collectively, the "Validity Guarantors").

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:



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         1.       Definitions and Amendments.

                  (a) Terms used in this Third Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

                  (b) The definition of the term "Floating Rate" is hereby amended to mean an annual rate equal to the sum of the Base Rate plus five and one-half percent (5.5%), which Floating Rate shall change when and as the Base Rate changes. Provided however, if and only if Borrower's Net Worth increases by $5,000,000 over its Net Worth as of June 30, 1996, exclusive of Net Earnings or Net Losses for the period commencing June 30, 1996 and ending on the date of determination, then the Floating Rate shall mean an annual rate equal to the sum of the Base Rate plus four and one-half percent (4.5%), which Floating Rate shall change when and as the Base Rate changes.

                  (c)      Section 2.12 Fees, is hereby amended as follows:

                           (i) The  Borrower  hereby  agrees to pay the Lender a
                  fully earned and non-refundable origination fee of $150,000, due and payable upon the execution of this Agreement (of which $100,000 has been paid to Lender prior to the execution hereof).

                           (ii) Commencing April 1, 1995, the Borrower hereby agrees to pay the Lender, in advance quarterly audit fees of $1,500 per quarter, together with any out of pocket expenses incurred by Lender in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower.

                           (iii) The Borrower hereby agrees to (a) reimburse the
                  Lender for all wire transfer charges and automated clearinghouse charges and to (b) pay overadvance charges of One Thousand Dollars ($1,000) per day.

                           (iv) The Borrower  agrees to pay to Lender  annually,
                  commencing with the fiscal year ending December 31, 1995, upon delivery of its audited financial statements delivered in accordance with Section 6.1 hereof, a fee equal to 2% of the Gross Profit in excess of $2,000,000, as shown on such financial statements, provided, however, that such fee shall in no event be less than $50,000 nor more than $150,000.

                           (v)  Commencing  July 25, 1996,  the Borrower  hereby
                  agrees to pay the Lender monthly in advance an accommodation fee of $7,500. This accommodation fee will be increased to $15,000 per month beginning October 25, 1996. Provided however, if and only if Borrower's Net Worth increases by

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                  $5,000,000  over its Net Worth as of June 30, 1996,  exclusive of Net Earnings or Net Losses for the period commencing June 30, 1996 and ending on the date of determination, then the accommodation fee shall be decreased to zero as of such date of determine but without adjustment or proration to any fee previously paid.

         2. No Other Amendments. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

         3. Conditions. This Third Amendment shall be effective (the "Effective Date") upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each of the Guarantors.

                  (b) Supplemental Secretary's Certificate certifying (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Articles of Incorporation and the Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of the Borrower's Secretary dated as of February 9, 1995 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of the Borrower's Secretary dated as of February 9, 1995, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Third Amendment and all other documents, agreements and certificates on behalf of the Borrower.

                  (c) Current certificates issued by the Secretary of State of the state of incorporation of each of Borrower and the Corporate
         Guarantors, certifying that each of the Borrower and the Corporate Guarantors, respectively, is in compliance with all corporate organizational requirements of such state.

                  (d) UCC financing statements duly executed by FIG sufficient to perfect the security interests granted under the Guarantors' Security Agreement.

                  (e) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any Corporate Guarantor, (ii) no financing statements have been filed and remain in effect against the Borrower or any Corporate Guarantor, except those financing statements

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         relating  to liens  permitted  pursuant  to  Section  7.1 of the Credit
         Agreement and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted under the Credit Agreement or the security interests granted under the Guarantors' Security Agreement, to the extent the Security Interests or such other security interest are capable of being perfected by filing.

                  (f) An opinion of counsel to the Borrower and each of the Corporate Guarantors, addressed to the Lender.

                  (g) A supplemental certificate of the Secretary or an Assistant Secretary of each of the Corporate Guarantors, certifying as to (i) the resolutions of the directors and, if required, the shareholders of such Corporate Guarantor, authorizing the execution and delivery of the Acknowledgment and Agreement of Guarantor and the UCC financing statements referred to herein, (ii) the articles of incorporation and the bylaws of such Corporate Guarantor, and (iii) the signatures of the officers or agents of such Corporate Guarantor authorized to execute and deliver the Acknowledgement and Agreement of Guarantor and the UCC financing statements on behalf of such Corporate Guarantor.

                  (h) Such other documents as the Lender in its sole discretion may require.

         4.       Representations and Warranties.

                  (a) The Borrower has all requisite power and authority to execute this Third Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the  representations  and  warranties  contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.


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         5.       References.   Upon  the  Effective  Date,  all  references  in
the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security
Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         6. No Waiver. The execution of this Third Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Third Amendment.

         7. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         8. Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Third Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         9. Counterparts. This Third Amendment and the Acknowledgement and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF,  the parties hereto have caused this Third
Amendment to be duly executed as of the day and year first above written.

       BORROWER:

       FIELDS AIRCRAFT SPARES INCORPORATED (SEAL)


       By:_____________________________________________
       Its:_____________________________________________


       LENDER:

       NORWEST BUSINESS CREDIT, INC. (SEAL)


       By:_____________________________________________
       Its:_____________________________________________




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